UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2001

STEWART ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

LOUISIANA (State or other jurisdiction of incorporation)	0-19508 (Commission File Number)	72-0693290 (I.R.S. Employer Identification No.)

110 Veterans Memorial Boulevard
Metairie, Louisiana 70005
 (Address of principal executive offices) (Zip Code)

(504) 837-5880
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.    Other Events

        On March 9, 2001 the Company issued the following press release.

Contact:	William E. Rowe Stewart Enterprises, Inc. 110 Veterans Boulevard Metairie, Louisiana 70005 (504) 837-5880

STEWART ENTERPRISES ANNOUNCES SECURITIES CLASS ACTION LAWSUITS WITHDRAWN

Metairie, LA, March 9, 2001 ... Stewart Enterprises, Inc. (Nasdaq NMS: STEI) today announced that the plaintiffs in the securities litigation that was pending against the Company in the United States Court of Appeals for the Fifth Circuit have voluntarily withdrawn their appeal, effectively ending the litigation.

William E. Rowe, president and chief executive officer of the Company said: "We are pleased that the plaintiffs have withdrawn this litigation. From the beginning, the Company has said that these claims were without merit. The Company defended itself vigorously and did not pay anything to the plaintiffs in connection with the withdrawal. We are glad to have this litigation behind us."

The plaintiffs withdrew their appeal relating to 16 putative securities class action lawsuits filed in the fall of 1999 against the Company, certain of its directors and officers, and the lead underwriters in the Company's January 1999 common stock offering. In December 2000, the United States District Court for the Eastern District of Louisiana granted motions, filed by the Company and the other defendants, dismissing the complaint against all defendants for failure to state a claim. The plaintiffs subsequently filed a notice of appeal with the United States Court of Appeals for the Fifth Circuit, which has now been withdrawn.

-more-

STEWART ENTERPRISES ANNOUNCES CLASS ACTION LAWSUITS WITHDRAWN
continued:

Founded in 1910, Stewart Enterprises, Inc. is the third largest provider of products and services in the death care industry in North America, currently owning and operating 614 funeral homes and 161 cemeteries in North America, South America, Europe and the Pacific Rim.

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SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART ENTERPRISES, INC.
March 9, 2001	/s/ Michael G. Hymel Michael G. Hymel Vice President Chief Accounting Officer Corporate Controller